UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2014

QEP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado	80265
(Address of principal executive offices)	(Zip Code)

(303) 672-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2014, Tesoro Logistics LP (“TLLP”) closed the acquisition (the “Acquisition”) of QEP Field Services, LLC (“QEPFS LLC”), which, among other assets, holds an approximate 55.8% limited partner interest in QEP Midstream Partners, LP (the “Partnership”), consisting of 3,701,750 common units and 26,705,000 subordinated units, and 100% of the limited liability company interests of the Partnership’s general partner, QEP Midstream Partners GP, LLC (the “General Partner”), which itself holds a 2% general partner interest and 100% of the incentive distribution rights in the Partnership.

QEP Intercompany Credit Facility

Prior to the completion of the Acquisition, QEPFS LLC and the Partnership entered into an unsecured intercompany Credit Agreement dated as of December 2, 2014 (the “QEP Intercompany Credit Facility”) pursuant to which QEPFS LLC (i) agreed to make revolving loans and advances to the Partnership in a maximum principal amount outstanding at any time not to exceed $500 million and (ii) loaned approximately $230 million to the Partnership for the repayment and termination of the Partnership’s then-existing secured credit facility. The maturity date of the QEP Intercompany Credit Facility is August 14, 2018.

The foregoing description of the QEP Intercompany Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the QEP Intercompany Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

TLLP Credit Agreement Joinder

On December 2, 2014, QEPFS LLC, the General Partner, the Partnership, and certain of its direct and indirect subsidiaries (collectively, the “QEPM Entities”) entered into joinders and supplements to subsidiary guaranty and security agreements (the “Credit Agreement Joinders”) relating to the second amended and restated senior secured revolving credit agreement of TLLP (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Amended and Restated Credit Agreement increases TLLP’s total revolving loan availability from $575 million to $900 million and permits TLLP to request that the availability be increased up to an aggregate of $1,500 million, subject to receiving increased commitments from the lenders. The Amended and Restated Credit Agreement is guaranteed by certain of TLLP’s subsidiaries (including the QEPM Entities as a result of the Credit Agreement Joinders) and it is secured by substantially all of the assets of TLLP and certain of its subsidiaries (including the QEPM Entities as a result of the Credit Agreement Joinders). The Amended and Restated Credit Agreement is scheduled to mature on December 2, 2019.

Borrowings under the Amended and Restated Credit Agreement will bear interest at either a base rate (3.25% at December 2, 2014), plus the applicable margin, or a Eurodollar rate (0.16% at December 2, 2014 (1M LIBOR)), plus an applicable margin. The applicable margin at December 2, 2014, was 1.25% in the case of the base rate and 2.50% in the case of the Eurodollar rate but will generally vary based upon TLLP’s Consolidated Leverage Ratio, as defined in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains customary affirmative and negative covenants that, among other things, limit or restrict TLLP’s ability (as well as the ability of the QEPM Entities) to:

•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•	make certain cash distributions, provided that TLLP and the Partnership may make quarterly distributions of available cash so long as no default under the Amended and Restated Credit Agreement then exists or would result therefrom, and provided that no more than $100 million may be drawn on the Amended and Restated Credit Agreement to fund such quarterly distributions;

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture and Joinder Agreement

On December 2, 2014, the QEPM Entities, TLLP, and Tesoro Logistics Finance Corp., a Delaware corporation (together with TLLP, the “Issuers”), and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the indenture dated as of October 29, 2014 (the “Indenture”), pursuant to which the Issuers issued the $500.0 million aggregate principal amount of 5.50% Senior Notes due 2019 (the “2019 Notes”) and the $800.0 million aggregate principal amount of 6.25% Senior Notes due 2022 (the “2022 Notes”). Pursuant to the Supplemental Indenture, the QEPM Entities became guarantors of the Issuers’ obligations under the 2019 Notes and the 2022 Notes. In addition, the QEPM Entities also executed a Joinder Agreement to the Registration Rights Agreement, dated December 2, 2014 (the “Joinder Agreement”), pursuant to which each of the QEPM Entities became party to the Registration Rights Agreement, dated as of October 29, 2014 (the “Registration Rights Agreement”), among the Issuers, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers of the 2019 Notes and the 2022 Notes.

The foregoing descriptions of the Indenture, the Registration Rights Agreement, Supplemental Indenture and the Joinder Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Indenture, the Registration Rights Agreement, the Supplemental Indenture and the Joinder Agreement, which are incorporated by reference as Exhibits 4.1 and 4.2 and filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Intercompany Indemnity, Subrogation and Contribution Agreement

On December 2, 2014, in connection with the execution of the Credit Agreement Joinders and the Supplemental Indenture, TLLP, the Partnership, and the QEPM Entities (other than QEPFS LLC and the General Partner) (the Partnership and such QEPM Entities, the “QEPM Contribution Agreement Parties”) entered into the Intercompany Indemnity, Subrogation and Contribution Agreement (the “Intercompany Contribution Agreement”) to provide the QEPM Contribution Agreement Parties with certain limited indemnification rights for their liabilities under the applicable Credit Agreement Joinders and the Supplemental Indenture (and other similar guaranty obligations under certain other indentures entered into by the Issuers) (collectively, the “New Guarantee Obligations”). Pursuant to the terms of the Intercompany Contribution Agreement, TLLP will indemnify each QEPM Contribution Agreement Party to the extent that the payments made by such QEPM Contribution Agreement Party relating to the New Guarantee Obligations exceed the intercompany financing benefit received by such QEPM Contribution Agreement Party (an “Excess Amount”). The QEPM Contribution Agreement Parties also agreed that, in the event an applicable payment is made by one QEPM Contribution Agreement Party relating to the New Guarantee Obligations and such QEPM Contribution Agreement Party (the “Claiming Subsidiary Guarantor”) shall not have been indemnified by TLLP for any Excess Amount to the extent provided in the Intercompany Contribution Agreement, then each other QEPM Contribution Agreement Party shall indemnify the Claiming Subsidiary Guarantor for a portion of any such Excess Amount based on its net worth as compared to the aggregate of the respective net worths of all the QEPM Contribution Agreement Parties.

Pursuant to terms of the Intercompany Contribution Agreement, all rights of the QEPM Contribution Agreement Parties under the Intercompany Contribution Agreement and all other rights of indemnity, contribution or subrogation under applicable law or otherwise are fully subordinated and junior in right of payment to the indefeasible payment in full in cash of the obligations under the Amended and Restated Credit Agreement and the obligations under the Indenture and certain other indentures of the Issuers (whichever comes last).

The foregoing description of the Intercompany Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercompany Contribution Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

First Amended and Restated Omnibus Agreement

On December 2, 2014, in connection with the Acquisition, the Partnership, the General Partner, QEP Midstream Partners Operating, LLC (“QEP Operating”), TLLP, and Tesoro Logistics GP, LLC (“TLGP”), entered into the First Amended and Restated Omnibus Agreement (the “Amended QEPM Omnibus Agreement”) to amend and restate in its entirety the Omnibus Agreement dated

August 14, 2013, among the Partnership, the General Partner, QEP Resources, Inc. (“QEP Resources”), and QEP Field Services Company (“QEPFS”). Pursuant to the Amended QEPM Omnibus Agreement, TLLP replaces QEP Resources and QEPFS as indemnitors under the agreement. Due to the change of control of the Partnership arising out of the Acquisition, the Amended QEPM Omnibus Agreement also removes the license granted by QEP Resources and QEPFS to the Partnership for the use of their respective marks.

The foregoing description of the Amended QEPM Omnibus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended QEPM Omnibus Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Keep-Whole Commodity Fee Agreement

On December 7, 2014, following the completion of the Acquisition, QEPFS LLC, its direct subsidiary Green River Processing, LLC, and its indirect subsidiary QEPM Gathering I, LLC (collectively with Green River Processing, LLC and QEPFS LLC, the “Processors”) entered into the Keep-Whole Commodity Fee Agreement (the “Keep-Whole Commodity Agreement”) with Tesoro Refining & Marketing Company LLC, a wholly owned subsidiary of Tesoro Corporation (“TRMC”). Pursuant to the Keep-Whole Commodity Agreement, the Processors will deliver to TRMC all of the volumes of natural gas liquids produced by the Processors pursuant to their keep-whole natural gas processing agreements. The Processors will further provide handling, transportation and fractionation services related to the natural gas liquids provided to TRMC. In consideration for these services, TRMC will procure and provide the Processors with the residue gas the Processors are required to deliver in accordance with the terms of their keep-whole natural gas processing agreements in addition to paying the Processors a service fee for processing, handling, transporting and fractionating the natural gas liquids. The Processors will pay TRMC a service fee for the services provided by TRMC under the agreement.

The service fees payable by TRMC and the Processors under the Keep-Whole Commodity Agreement will be set forth on Purchase Orders executed by the parties as required in the agreement. The Keep-Whole Commodity Agreement is effective as of December 2, 2014, the closing date of the Acquisition, and has an initial term of 5 years, which will renew automatically for one-year terms thereafter unless otherwise terminated.

The foregoing description of the Keep-Whole Commodity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Keep-Whole Commodity Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 1 to Secondment and Logistics Services Agreement

On December 2, 2014, QEPFS LLC and the QEPM Entities entered into an Amendment No. 1 to the Secondment and Logistics Services Agreement (the “Secondment Agreement Amendment”) with TRMC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, and TLGP and certain of its indirect subsidiaries (collectively with TRMC, Tesoro Companies, Inc. and Tesoro Alaska Company LLC, the “Tesoro Parties”), pursuant to which the QEPM Entities joined as parties to the Secondment and Logistics Services Agreement dated as of July 1, 2014 among the Tesoro Parties (the “Secondment Agreement”), to provide for the secondment of employees to or from the Tesoro Parties and the QEPM Entities.

The foregoing descriptions of the Secondment Agreement and the Secondment Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Secondment Agreement and the Secondment Agreement Amendment, which are incorporated herein by reference as Exhibit 10.5, and filed as Exhibit 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

On December 2, 2014, the General Partner entered into indemnification agreements with the independent members of its board of directors (the “Board”). The non-independent members of the Board, which were appointed following the Acquisition, have indemnification agreements previously in place with Tesoro Corporation (“Tesoro”), the parent company of TLLP (together with the indemnification agreements entered into by the independent members of the Board, the “Indemnification Agreements”). The Indemnification Agreements supplement the indemnification rights provided under the General Partner’s limited liability company agreement and under Tesoro’s articles of incorporation and bylaws. The Indemnification Agreements require the General Partner to indemnify the independent members of the Board, and Tesoro to indemnify the non-independent members of the Board, to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the General Partner and to advance expenses incurred as a result of any proceeding against such individual as to which such individual could be indemnified.

The Indemnification Agreements also provide procedures for the determination of the indemnitees’ right to receive indemnification and the advancement of expenses. The Partnership anticipates that the General Partner will enter into substantially similar Indemnification Agreements with any new director.

The foregoing descriptions of the Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Indemnification Agreements, the forms of which are filed as Exhibit 10.7, and incorporated herein by reference as Exhibit 10.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Credit Agreement

On December 2, 2014, QEP Operating, the Partnership, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, terminated the Credit Agreement dated as of August 14, 2013, among the same parties (the “Wells Fargo Facility”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions above under Item 1.01 with respect to the QEP Intercompany Credit Facility and the TLLP Credit Agreement Joinder are incorporated in this Item 2.03 by reference.

On December 2, 2014, the Partnership drew approximately $230 million under the QEP Intercompany Credit Facility to repay outstanding indebtedness and fees and expenses related to termination of the Wells Fargo Facility.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors.

In connection with the Acquisition, as of December 2, 2014, the following individuals have resigned from their respective positions on the Board: Charles B. Stanley, Richard J. Doleshek, Perry H. Richards, and Kevin R. Peretti. There was no disagreement between these individuals and the Board, the Partnership, or the General Partner’s management regarding any matter relating to the Partnership’s operations, policies or practices.

(b) Departure of Certain Officers.

In connection with the Acquisition, as of December 2, 2014, all of the officers of the General Partner, including the following named executive officers, have resigned from their respective positions with the General Partner: Charles B. Stanley (President, and Chief Executive Officer), Richard J. Doleshek (Executive Vice President and Chief Financial Officer), Perry H. Richards (Senior Vice President and General Manager) and Alice Ley (Vice President, Controller and Chief Accounting Officer). There was no disagreement between these individuals and the Board, the Partnership, or the General Partner’s management regarding any matter relating to the Partnership’s operations, policies or practices.

(c) Appointment of Certain Officers.

As of December 2, 2014, the following individuals have been appointed to the following executive positions with the General Partner to serve until their successors have been elected and qualified or until their earlier removal or resignation: Gregory J. Goff, age 58 (Chief Executive Officer), Phillip M. Anderson, age 49 (President), Keith M. Casey, age 48 (Vice President, Operations), Arlen O. Glenewinkel, age 58, (Vice President and Controller), Brad S. Lakhia, age 42, (Vice President and Treasurer), Charles S. Parrish, age 56 (Vice President and General Counsel) and Steven M. Sterin, age 43 (Vice President, Chief Financial Officer).

Gregory J. Goff. Mr. Gregory J. Goff was appointed Chief Executive Officer and a member of the Board on December 2, 2014. Mr. Goff has also served as Chief Executive Officer and President of Tesoro since May 2010 and Chief Executive Officer of TLGP since December 2010. While he devotes the majority of his time to his roles at Tesoro, Mr. Goff will also spend time directly managing the Partnership’s business and affairs. Prior to joining Tesoro, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips European and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as a director of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC. Mr. Goff received a bachelor’s degree in science and master’s degree in business administration from the University of Utah. Mr. Goff brings to the Board a deep understanding of and unique perspective on our business, operations and market environment, as well as that of Tesoro. Mr. Goff also brings to the Board leadership, industry, strategic planning and operations experience.

Current Public Company Directorships: Polyone Corporation, Tesoro Corporation and TLGP

Former Public Company Directorships: DCP Midstream GP, LLC (from 2008 until 2010).

        Phillip M. Anderson. Phillip M. Anderson was appointed President and a member of the Board on December 2, 2014. Mr. Anderson also serves as the President of TLGP. While Mr. Anderson devotes the majority of his time to TLGP, he will also spend time devoted to the Partnership’s business and affairs. Mr. Anderson served as Vice President, Strategy for Tesoro from April 2010 until December 2010. Prior to that, he served Tesoro as Vice President, Financial Optimization & Analytics beginning in June 2008 and Vice President, Treasurer beginning in June 2007. Mr. Anderson joined Tesoro in December 1998 as Senior Financial Analyst and worked in a variety of strategic and financial roles. Mr. Anderson worked extensively on Tesoro’s acquisitions and divestitures from 1999 through 2010, including valuation, negotiating, analysis, diligence and financing activities. Mr. Anderson began his career in 1991 at Ford Motor Company and worked in a variety of financial roles at that company. Mr. Anderson received a bachelor’s degree in economics from the University of Texas at Austin and received a master’s degree in business administration with a concentration in finance from Southern Methodist University. Mr. Anderson’s extensive energy industry background, particularly his expertise in corporate strategy and business development, brings important experience and skills to the Board.

Current Public Company Directorships: TLGP

        Keith M. Casey. Keith M. Casey was appointed Vice President, Operations, and a member of the Board on December 2, 2014. Mr. Casey has served as the Executive Vice President, Operations of Tesoro Companies, Inc. (“TCI”), a subsidiary of Tesoro Corporation since May 2014 and as Vice President, Operations of TLGP since July 2014. While Mr. Casey devotes the majority of his time to his roles at Tesoro and TLGP, he will also devote time to the Partnership’s business and affairs. From April 2013 to April 2014, Mr. Casey held the position of Senior Vice President, Strategy and Business Development of TCI. Prior to joining TCI, Mr. Casey served as Vice President BP Products North America, Texas City Refinery beginning in September 2006. Mr. Casey’s extensive energy background, particularly his expertise in strategy and business development, brings important experience to the Board.

Current Public Company Directorships: TLGP

Arlen O. Glenewinkel. Arlen O. Glenewinkel, Jr. was named Vice President and Controller on December 2, 2014. Mr. Glenewinkel has also served as Vice President and Controller for Tesoro Corporation since December 2006.

Brad S. Lakhia. Brad S. Lakhia was appointed Vice President and Treasurer on December 2, 2014. Brad also serves as Vice President and Treasurer of Tesoro and TLGP. While Mr. Lakhia devotes the majority of his time to his roles at Tesoro and TLGP, he will also spend time devoted to the Partnership’s business and affairs. Prior to his roles at Tesoro and TLGP, Mr. Lakhia held various positions for The Goodyear Tire and Rubber Company including, Senior Director of Business Development from December 2012 to February 2014, Finance Director of the Southeast Asia division from July 2010 to December 2012, Vice President of Financial Planning and Global Procurement from March 2008 to July 2010, and Assistant Treasurer from March 2007 to March 2008. Mr. Lakhia received a bachelor’s degree in accounting from Ohio State University and a master’s degree in business administration with a concentration in finance from Case Western University.

        Charles S. Parrish. Charles S. Parrish was appointed Vice President and General Counsel and a member of the Board on December 2, 2014. Mr. Parrish has also served as Executive Vice President, General Counsel and Secretary for Tesoro since April 2009 and Vice President, General Counsel and Secretary of TLGP since December 2010. While Mr. Parrish devotes the majority of his time to his roles at Tesoro, he will also spend time devoted to the Partnership’s business and affairs. Prior to his current role with Tesoro and TLGP, he served as Senior Vice President, General Counsel and Secretary beginning in May 2006, and Vice President, General Counsel and Secretary beginning in March 2005. Mr. Parrish leads Tesoro’s legal department and contract administration function, as well as the business ethics and compliance office. Mr. Parrish joined Tesoro in 1994 and has since served in numerous roles in the legal department. He works closely with Tesoro’s finance and financial reporting teams on all matters related to Tesoro’s capital structure and SEC reporting. In addition, Mr. Parrish provides counsel to Tesoro’s management and board of directors on corporate governance issues. Before joining Tesoro, he worked in private practice with law firms in Houston and San Antonio, primarily representing commercial lenders in loan transactions, workouts and real estate matters. Mr. Parrish received a bachelor’s degree in history from the University of Virginia and a juris doctor from the University of Houston Law School. He is a member of the State Bar of Texas and the American Bar Association. Mr. Parrish’s extensive energy industry background, particularly his expertise in corporate securities and governance matters, brings important experience and skills to the Board.

Current Public Company Directorship: TLGP

Steven M. Sterin. Steven M. Sterin, was appointed Vice President and Chief Financial Officer and a member of the Board on December 2, 2014. He also serves as Executive Vice President and Chief Financial Officer of Tesoro and Vice President and Chief Financial Officer of TLGP. While he devotes the majority of his time to his roles at Tesoro and TLGP, he will also devote time to the Partnership’s business and affairs. Mr. Sterin joined Tesoro from Celanese Corporation where he held financial leadership positions, including service as the Senior Vice President and Chief Financial Officer from July 2007 until May 2014. Previously, Mr. Sterin worked for Reichhold, Inc. and Price Waterhouse LLP, currently known as PricewaterhouseCoopers LLP. Mr. Sterin, a Certified Public Accountant, graduated from the University of Texas at Austin, receiving both a bachelor’s degree in business administration and accounting and a master’s degree in professional accounting. Mr. Sterin’s extensive background, particularly his expertise in financial reporting, strategic planning and oversight experience, brings important experience to the Board.

Current Public Company Directorship: TLGP

Responsibility and authority for compensation-related decisions for these individuals will reside with the compensation committee of the board of directors of Tesoro. All determinations with respect to awards to be made under the QEP Midstream Partners, LP 2013 Long-term Incentive Plan will be made by the Board, or any committee thereof that may be established for such purpose, following the recommendation of the compensation committee of the board of directors of Tesoro.

(d) Election of Directors.

As of December 2, 2014, the following individuals have been appointed to the Board to serve until their successors have been elected and qualified or until their earlier removal or resignation: Gregory J. Goff, age 58, Phillip M. Anderson, age 49, Keith M. Casey, age 48, Charles S. Parrish, age 56 and Steven M. Sterin, age 43.

The descriptions above under Item 5.02(c) with respect to Messrs. Goff, Anderson, Casey, Parrish and Sterin are incorporated in this Item 5.02(d) by reference.

Responsibility and authority for compensation-related decisions for these individuals will reside with the compensation committee of the board of directors of Tesoro. All determinations with respect to awards to be made under the QEP Midstream Partners, LP 2013 Long-term Incentive Plan will be made by the Board, or any committee thereof that may be established for such purpose, following the recommendation of the compensation committee of the board of directors of Tesoro.

Item 8.01 Other Events

As reported in Item 1.01 of this Current Report on Form 8-K, TLLP acquired 100% of the limited liability company interests of QEPFS LLC, which, among other assets, holds an approximate 55.8% limited partner interest in the Partnership, consisting of 3,701,750 common units and 26,705,000 subordinated units, and 100% of the limited liability company interests of the General Partner, which itself holds a 2% general partner interest and 100% of the incentive distribution rights in the Partnership.

        On December 2, 2014, the Board received a letter from TLLP in which TLLP made a non-binding proposal to merge a wholly owned subsidiary of TLLP with the Partnership (the “Proposed Merger”). The Proposed Merger would occur in a unit-for-unit exchange at a ratio of 0.2846 TLLP common units for each outstanding common unit of the Partnership. The terms of the Proposed Merger will be subject to negotiation, review and approval by the board of directors of TLGP, the Board and the conflicts committee of the Board. The Proposed Merger will also be subject to approval by the unitholders of the Partnership in accordance with the Partnership’s partnership agreement. The Partnership cannot predict whether the terms of a potential combination will be agreed upon by the board of directors of TLGP, the conflicts committee of the Board, the Board or the unitholders of the Partnership or the timing of such agreement, if any.

Forward Looking Statements

This current report on Form 8-K contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of words such as “may,” “should,” “would,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These forward-looking statements include statements concerning the Proposed Merger, including the terms of the Proposed Merger and the approval of the Proposed Merger by the Partnership’s conflicts committee, the board of directors of TLGP, the Board and unitholders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Important Notice to Investors

This Current Report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K contains information relating to a proposal that TLLP has made for a business combination transaction with the Partnership. If such proposal is pursued and subject to future developments, the Partnership (and, if a negotiated transaction is agreed upon, TLLP) may file a proxy statement/prospectus and other documents with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of the Partnership. Investors and security holders will be able to obtain free copies of these documents (if and when they become available) and other documents filed with the SEC by the Partnership and/or TLLP through the web site maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus (if and when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations, Tesoro Logistics LP, 19100 Ridgewood Parkway, San Antonio, Texas 78259 or at TLLP’s Investor Relations website at http://www.tesorologistics.com.

The Partnership, TLLP and the directors and executive officers of their respective general partners and certain other persons may be deemed to be participants in the solicitation of proxies with respect to the Proposed Merger or any other proposed business combination between the Partnership and TLLP. Information regarding the directors and executive officers of TLGP is available in TLLP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 24, 2014. Information regarding the directors and executive officers of the General Partner is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 20, 2014. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC (if and when they become available).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 29, 2014 among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K of Tesoro Logistics LP filed on October 29, 2014).

4.2	Registration Rights Agreement, dated as of October 29, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K of Tesoro Logistics LP filed on October 29, 2014).

4.3*	Supplemental Indenture, dated as of December 2, 2014, among the Partnership, Tesoro Logistics Finance Corp., QEP Field Services, LLC, the other entities party thereto, and U.S. Bank National Association, as trustee.

4.4*	Joinder Agreement to the Registration Rights Agreement, dated as of December 2, 2014, among QEP Field Services, LLC, and the other entities party thereto.

10.1*	Credit Agreement, dated as of December 2, 2014, between QEP Field Services, LLC and QEP Midstream Partners, LP.

10.2*	Second Amended and Restated Credit Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C issuer and lender, and other lenders party thereto.

10.3*	Intercompany Indemnity, Subrogation and Contribution Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, QEP Midstream Partners, LP, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC, Rendezvous Pipeline Company, LLC and Green River Processing, LLC.

10.4*	First Amended and Restated Omnibus Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners, LP and QEP Midstream Operating, LLC.

10.5	Secondment and Logistics Services Agreement, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC and Tesoro Alaska Pipeline Company LLC (incorporated by reference herein to Exhibit 10.11 to the Current Report on Form 8-K of Tesoro Logistics LP filed on July 1, 2014).

10.6*	Amendment No. 1 to Secondment and Logistics Services Agreement, dated as of December 2, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Alaska Pipeline Company LLC, QEP Field Services, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC, Rendezvous Pipeline Company, LLC and Green River Processing, LLC.

10.7*	Form of indemnification agreement between QEP Midstream Partners GP, LLC, and the independent members of its board of directors.

10.8	Form of indemnification agreement between Tesoro Corporation and members of its management who may serve as directors or executive officers of QEP Midstream Partners GP, LLC (incorporated by reference herein to Exhibit 10.3 to the Current Report on Form 8-K of Tesoro Corporation filed on August 4, 2008).

10.9*	Keep-Whole Commodity Fee Agreement, dated as of December 7, 2014, among Tesoro Refining & Marketing Company LLC, QEP Field Services, LLC, QEPM Gathering I, LLC and Green River Processing, LLC.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014

QEP MIDSTREAM PARTNERS LP

By:	QEP Midstream Partners GP, LLC
its General Partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of October 29, 2014 among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K of Tesoro Logistics LP filed on October 29, 2014).

4.2	Registration Rights Agreement, dated as of October 29, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K of Tesoro Logistics LP filed on October 29, 2014).

4.3*	Supplemental Indenture, dated as of December 2, 2014, among the Partnership, Tesoro Logistics Finance Corp., QEP Field Services, LLC, the other entities party thereto, and U.S. Bank National Association, as trustee.

4.4*	Joinder Agreement to the Registration Rights Agreement, dated as of December 2, 2014, among QEP Field Services, LLC, and the other entities party thereto.

10.1*	Credit Agreement, dated as of December 2, 2014, between QEP Field Services, LLC and QEP Midstream Partners, LP.

10.2*	Second Amended and Restated Credit Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C issuer and lender, and other lenders party thereto.

10.3*	Intercompany Indemnity, Subrogation and Contribution Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, QEP Midstream Partners, LP, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC, Rendezvous Pipeline Company, LLC and Green River Processing, LLC.

10.4*	First Amended and Restated Omnibus Agreement, dated as of December 2, 2014, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners, LP and QEP Midstream Operating, LLC.

10.5	Secondment and Logistics Services Agreement, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC and Tesoro Alaska Pipeline Company LLC (incorporated by reference herein to Exhibit 10.11 to the Current Report on Form 8-K of Tesoro Logistics LP filed on July 1, 2014).

10.6*	Amendment No. 1 to Secondment and Logistics Services Agreement, dated as of December 2, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Alaska Pipeline Company LLC, QEP Field Services, LLC, QEP Midstream Partners GP, LLC, QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC, Rendezvous Pipeline Company, LLC and Green River Processing, LLC.

10.7*	Form of indemnification agreement between QEP Midstream Partners GP, LLC, and the independent members of its board of directors.

10.8	Form of indemnification agreement between Tesoro Corporation and members of its management who may serve as directors or executive officers of QEP Midstream Partners GP, LLC (incorporated by reference herein to Exhibit 10.3 to the Current Report on Form 8-K of Tesoro Corporation filed on August 4, 2008).

10.9*	Keep-Whole Commodity Fee Agreement, dated as of December 7, 2014, among Tesoro Refining & Marketing Company LLC, QEP Field Services, LLC, QEPM Gathering I, LLC and Green River Processing, LLC.

*	Filed herewith